UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers

On April 1, 2010, the independent directors of the Board of Directors of Ebix, Inc. (“Ebix”) unanimously approved the recommendation of its Compensation Committee to provide Robin Raina, Ebix’s Chairman of the Board and Chief Executive Officer, an additional cash bonus in the amount of $300,000 in recognition of Mr. Raina’s achievements in surpassing all of the goals under the existing incentive compensation plan, including those related to revenue, net income, and diluted earnings per share as based on the results for the year 2009. This bonus award is in addition to the already agreed upon compensation plan as previously approved by the Board. The independent directors of the Board also unanimously agreed to award Mr. Raina 32,751 shares of restricted stock having an aggregate grant date fair value of $525,000, and which represents approximately 25% of the aggregate of his total salary and cash bonus compensation earned in 2009. This grant of restricted stock will vest equally over a period of three years beginning on the first anniversary date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary

Dated: April 7, 2010